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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                 March 15, 1996



                          AMERICAN EXPLORATION COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


                                    0-11871
                            (Commission File Number)


            DELAWARE                                   74-2086890
   (State or Other Jurisdiction of                   (I.R.S. Employer
    Incorporation or Organization)                  Identification No.)


      1331 LAMAR, SUITE 900
          HOUSTON, TEXAS                                  77010
(Address of Principal Executive Offices)                (Zip Code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 756-6000


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

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
ITEM 2.  ACQUISITION OF ASSETS

         On March 15, 1996, the Company, together with a subsidiary of Dominion Resources, Inc., acquired interests in five offshore blocks in the Gulf of Mexico from a private company for a purchase price of approximately $56.0 million (the "March Acquisition"). American owns 25% of the acquired interests. American's share of the purchase price was funded through $14.0 million in borrowings under its bank credit facility.

         These blocks have estimated proved reserves, net to American's acquired interest, of 11.3 Bcf of natural gas and 600 MBbls of crude oil. American will operate the High Island 45, East Cameron 129 and South Marsh Island 133 blocks which together represent 97% of the total proved reserves acquired. As of the acquisition date, the developed properties were producing approximately 5.6 MMcf of gas and 700 Bbls of crude oil per day, net to American's acquired interest.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Financial Statements

         (a)  Financial Statements of Businesses Acquired

              Set forth on pages 2 through 6 are the audited statements of revenues and direct lease operating expenses of the oil and gas property interests acquired in the March Acquisition.

         (b)  Pro Forma Financial Information

              Set forth on pages 7 and 8 are the unaudited pro forma condensed consolidated statements of operations (the "Pro Forma Statements") which give effect to the March Acquisition. The Pro Forma Statements also give effect to: (i) the sale of the Sawyer Field in July 1995 for proceeds of $64.0 million, (ii) the 1995 sales of interests in several other fields for approximately $2.5 million, and (iii) the portion of the acquisition of investors' interests in a series of institutional programs (the "APPL Consolidation") which was completed in the first half of 1995. These three transactions are collectively referred to as the "1995 Transactions". The Pro Forma Statements for the six months ended June 30, 1996 and the year ended December 31, 1995 were prepared assuming that the March Acquisition and the 1995 Transactions occurred as of January 1, 1995. The nonrecurring $10.6 million gain on the sale of the Sawyer Field in 1995 has been eliminated from the Pro Forma Statements.

              These Pro Forma Statements do not purport to be indicative of the results of operations that would have been reported had each of these transactions occurred as of the date indicated above or that may be reported in the future.

         (c)  Exhibits

              *10(a) Purchase and Sale Agreement, dated March 15, 1996, by and among American Exploration Company and Dominion Resources, Inc., collectively as buyers, and a private company, as Seller.

              *99(a) American Exploration Company and Dominion Resources, Inc. News Release on the agreement to purchase five offshore blocks in the Gulf of Mexico from a private company.



              *Previously filed with Form 8-K dated March 15, 1996.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
American Exploration Company:

     We have audited the accompanying statements of oil and gas revenues and direct lease operating expenses attributable to certain oil and gas properties, acquired by American Exploration Company from Zilkha Energy Company (the Zilkha I Properties), for each of the years in the three-year period ended December 31, 1995. These statements of oil and gas revenues and direct lease operating expenses are the responsibility of American Exploration Company's management. Our responsibility is to express an opinion on these statements of oil and gas revenues and direct lease operating expenses based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of oil and gas revenues and direct lease operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of oil and gas revenues and direct lease operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of oil and gas revenues and direct lease operating expenses. We believe that our audits of the statements of oil and gas revenues and direct lease operating expenses provide a reasonable basis for our opinion.

     The accompanying statements were prepared as described in note 1 for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission (SEC) for inclusion in certain SEC regulatory reports and filings and are not intended to be a complete financial presentation.

     In our opinion, the accompanying statements of oil and gas revenues and direct lease operating expenses present fairly, in all material respects, the oil and gas revenues and direct lease operating expenses of the Zilkha I Properties for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Houston, Texas
September 26, 1996

                            THE ZILKHA I PROPERTIES

                     STATEMENTS OF OIL AND GAS REVENUES AND
                        DIRECT LEASE OPERATING EXPENSES
      FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND THE PERIOD
             JANUARY 1, 1996 THROUGH FEBRUARY 29, 1996 (UNAUDITED)
                                 (IN THOUSANDS)




                                                                                       JANUARY 1,
                                                       YEAR ENDED DECEMBER 31,        1996 THROUGH
                                                     ----------------------------     FEBRUARY 29,
                                                     1993       1994        1995          1996
                                                     ----      ------      ------     ------------
                                                                                      (UNAUDITED)
Oil and gas revenues...............................  $358      $1,291      $7,513        $1,964
Direct lease operating expenses....................    35         148         662           109
                                                     ----      ------      ------        ------
Oil and gas revenues in excess of direct lease
  operating expenses...............................  $323      $1,143      $6,851        $1,855
                                                     ====      ======      ======        ======

      See accompanying notes to the Statements of Oil and Gas Revenues and
                        Direct Lease Operating Expenses.

                            THE ZILKHA I PROPERTIES

                NOTES TO STATEMENTS OF OIL AND GAS REVENUES AND
                        DIRECT LEASE OPERATING EXPENSES
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
      AND THE PERIOD JANUARY 1, 1996 THROUGH FEBRUARY 29, 1996 (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     During March 1996, American Exploration Company (the "Company") purchased from Zilkha Energy Company ("Zilkha") 25% of Zilkha's working interest in certain oil and gas properties (the "Zilkha I Properties") located in the Gulf of Mexico.

     The statements of oil and gas revenues and direct lease operating expenses include only the oil and gas revenues and direct lease operating expenses attributable to the purchased interest in the Zilkha I Properties and are not intended to be a complete set of financial statements. Oil and gas revenues and direct lease operating expenses included herein are not necessarily representative of future operations.

     The accompanying statements of oil and gas revenues and direct lease operating expenses were derived from the historical accounting records. Direct lease operating expenses include payroll, lease and well repairs, maintenance and other direct operating expenses.

     In the opinion of management, the unaudited statement of oil and gas revenues and direct lease operating expenses for the period January 1, 1996 through February 29, 1996 includes all material adjustments, which consist only of normal recurring adjustments necessary for a fair presentation, and is not necessarily indicative of the results for the entire year.

  Omitted Historical Financial Information

     Full historical financial statements, including general and administrative expenses, interest expense and income tax expense, have not been presented historically because the above properties were not accounted for or operated as a separate division. Historical depletion expense has also not been included as the basis in the properties has been adjusted in the purchase price allocation; therefore, historical depletion will no longer be relevant.

  Gas Imbalances

     The sales method is used for accounting for gas imbalances. Under the sales method, gas revenues are recorded when received; no adjustment is made for any resulting imbalance positions.

(2) CAPITAL EXPENDITURES (UNAUDITED)

     Development expenditures related to the Zilkha I Properties totaled approximately $116,000 during the period January 1, 1996 through February 29, 1996 and $1,917,000, $16,709,000 and $8,944,000 for the years ended December 31,
1993, 1994 and 1995, respectively.

(3) SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

  Oil and Gas Reserves

     The following table shows estimates of proved reserves, net of royalty interests, at December 31, 1993, 1994 and 1995 which were acquired by the Company from Zilkha during March 1996. The information was compiled from reserve reports prepared by William M. Cobb & Associates, Inc., Independent Petroleum Engineering Consultants, as of January 1, 1996. No comparable estimates were available for prior periods; therefore, reserves for December 31, 1993, 1994, and 1995 have been calculated by adjusting the January 1, 1996 amounts only for producing activities. Consequently, no revisions of previous estimates have been reflected. Management emphasizes that the volumes of reserves shown below are

                            THE ZILKHA I PROPERTIES

                NOTES TO STATEMENTS OF OIL AND GAS REVENUES AND
                 DIRECT LEASE OPERATING EXPENSES -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
      AND THE PERIOD JANUARY 1, 1996 THROUGH FEBRUARY 29, 1996 (UNAUDITED)

estimates, which, by their nature, are subject to revision. The estimates are made using all available geological and reservoir data as well as production performance data. These estimates are reviewed annually and revised, either upward or downward, as warranted by additional performance data. The properties are located offshore Louisiana.

  Estimated Quantities of Oil and Gas Reserves:

                                                      YEAR ENDED DECEMBER 31,
                                -------------------------------------------------------------------
                                       1993                   1994                    1995
                                -------------------    -------------------    ---------------------
                                OIL (BBL)  GAS (MCF)   OIL (BBL)  GAS (MCF)   OIL (BBL)   GAS (MCF)
                                -------    --------    -------    --------    --------    ---------
Proved reserves:
  Beginning of year..........   955,710    8,577,140   955,658    8,405,273    893,973    8,211,033
  Production.................       (52)   (171,867)   (61,685)   (194,240)   (301,229)  (1,507,057)
                                -------    ---------   -------    ---------    -------    ---------
  End of year................   955,658    8,405,273   893,973    8,211,033    592,744    6,703,976
                                =======    =========   =======    =========    =======    =========
Proved developed reserves:
  Beginning of year..........   652,389    7,202,704   652,337    7,030,837    590,652    6,836,597
                                =======    =========   =======    =========    =======    =========
  End of year................   652,337    7,030,837   590,652    6,836,597    289,423    5,329,540
                                =======    =========   =======    =========    =======    =========

  Discounted Future Net Cash Flows

     Estimates of future net cash flows from proved reserves were made in accordance with Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities." The amounts are shown in the following table.

     Estimated future cash inflows are computed by applying January 1, 1996 prices of oil and natural gas to year-end quantities of proved reserves. Future price changes are considered only to the extent provided by contractual arrangements. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on January 1, 1996 costs and assuming continuation of existing economic conditions.

     Historical supplemental oil and gas reserve information does not include estimated future income tax expenses as such amounts are not relevant or indicative of future taxes to be incurred by the Company.

     Because of unpredictable variances in expenses and capital forecasts, crude oil and natural gas price changes, largely influenced and controlled by U.S. and foreign governmental actions, and the fact that the basis for such estimates vary significantly, management believes the usefulness of these projections is limited. Estimates of future net cash flows presented do not represent management's assessment of future profitability or future cash flow. Management's investment and operating decisions are based upon reserve estimates that include proved reserves, and upon different price and cost assumptions from those used here.

     It should be recognized that applying current costs and prices and a ten percent standard discount rate does not convey absolute value. The discounted amounts arrived at are only one measure of the value of proved reserves.

                            THE ZILKHA I PROPERTIES

                NOTES TO STATEMENTS OF OIL AND GAS REVENUES AND
                 DIRECT LEASE OPERATING EXPENSES -- (CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
      AND THE PERIOD JANUARY 1, 1996 THROUGH FEBRUARY 29, 1996 (UNAUDITED)

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
RELATING TO PROVED OIL AND GAS RESERVES:

                                                                        DECEMBER 31,
                                                            ------------------------------------
                                                              1993          1994          1995
                                                            --------      --------      --------
                                                                       (IN THOUSANDS)
Future cash inflows......................................   $ 35,459      $ 34,168      $ 26,655
Future development costs.................................    (28,600)      (11,891)       (2,947)
Future production costs..................................     (3,368)       (3,220)       (2,559)
                                                            --------      --------      --------
Future net cash inflows before income taxes..............      3,491        19,057        21,149
10% discount factor......................................       (425)       (2,320)       (2,574)
                                                            --------      --------      --------
Standardized measure of discounted future net cash
  inflows, before income taxes...........................   $  3,066      $ 16,737      $ 18,575
                                                            ========      ========      ========

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES:

                                                                        DECEMBER 31,
                                                            ------------------------------------
                                                              1993          1994          1995
                                                            --------      --------      --------
                                                                       (IN THOUSANDS)
Standardized measure, beginning of year..................   $  1,666      $  3,066      $ 16,737
Changes in future development costs......................      1,917        16,709         8,944
Sales, net of production costs...........................       (323)       (1,143)       (6,851)
Accretion of discount....................................        167           307         1,674
Changes in production rates (timing) and other...........       (361)       (2,202)       (1,929)
                                                            --------      --------      --------
Standardized measure, end of year........................   $  3,066      $ 16,737      $ 18,575
                                                            ========      ========      ========

                 AMERICAN EXPLORATION COMPANY AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                  (In thousands, except for per share amounts)
                                  (Unaudited)


                                                             Historical          Pro Forma
                                                              American          Adjustments           Pro Forma
                                                            ------------        -----------         ------------
REVENUES:
   Oil and gas sales  . . . . . . . . . . . . . . . .       $      33,173       $     1,964    (a)  $     35,137
   Other revenues, net  . . . . . . . . . . . . . . .                 683                                    683
                                                            -------------       -----------         ------------
      Total revenues  . . . . . . . . . . . . . . . .              33,856             1,964               35,820
                                                            -------------       -----------         ------------

COSTS AND EXPENSES:
   Production and operating . . . . . . . . . . . . .              10,196               109    (a)        10,305
   Depreciation, depletion and amortization . . . . .              13,473               728    (a)        14,201
   General and administrative . . . . . . . . . . . .               3,183                                  3,183
   Taxes other than income  . . . . . . . . . . . . .               2,616                                  2,616
   Exploration  . . . . . . . . . . . . . . . . . . .               7,151                                  7,151
                                                            -------------       -----------         ------------
      Total costs and expenses  . . . . . . . . . . .              36,619               837               37,456
                                                            -------------       -----------         ------------

INCOME (LOSS) FROM OPERATIONS . . . . . . . . . . . .              (2,763)            1,127               (1,636)

Other expense, net  . . . . . . . . . . . . . . . . .              (1,764)             (280)   (b)        (2,044)
                                                            -------------       -----------         ------------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM . . . . . . .              (4,527)              847               (3,680)

Preferred stock dividends . . . . . . . . . . . . . .                (900)                                  (900)
                                                            -------------       -----------         ------------

INCOME (LOSS) TO COMMON STOCK BEFORE
   EXTRAORDINARY ITEM . . . . . . . . . . . . . . . .       $      (5,427)      $       847         $     (4,580)
                                                            =============       ===========         ============

LOSS BEFORE EXTRAORDINARY ITEM PER COMMON SHARE:
   Primary and fully diluted  . . . . . . . . . . . .       $       (0.46)                          $      (0.39)
                                                            =============                           ============

NUMBER OF COMMON AND EQUIVALENT SHARES:
   Primary and fully diluted  . . . . . . . . . . . .              11,812                                 11,812
                                                            =============                           ============


(a) To reflect the results of operations related to the interests in oil and gas properties that were acquired by American in the March Acquisition.
(b) To adjust historical interest expense to reflect the $14.0 million increase in outstanding bank debt to fund the March Acquisition assuming an annual interest rate of 8% based on the Company's weighted average interest rate on its outstanding bank debt.

                 AMERICAN EXPLORATION COMPANY AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                  (In thousands, except for per share amounts)
                                  (Unaudited)


                                                                    Pro Forma Adjustments
                                                               --------------------------------
                                             Historical           March                1995
                                              American         Acquisition         Transactions       Pro Forma
                                             -----------       -----------         ------------       ----------
REVENUES:
   Oil and gas sales  . . . . . . . . .      $    70,768        $     7,513   (a)  $     (9,450)  (c) $   68,831
   Gain (loss) on sales of oil
     and gas properties . . . . . . . .           10,230                                (10,643)  (d)       (413)
   Other revenues, net  . . . . . . . .              936                                    249   (c)      1,185
                                             -----------        -----------        ------------       ----------
      Total revenues  . . . . . . . . .           81,934              7,513             (19,844)          69,603
                                             -----------        -----------        ------------       ----------

COSTS AND EXPENSES:
   Production and operating . . . . . .           24,515                662   (a)        (3,642)  (c)     21,535
   Depreciation, depletion
     and amortization . . . . . . . . .           30,726              3,506   (a)        (2,853)  (c)     31,379
   General and administrative . . . . .            7,472                                     56   (c)      7,528
   Taxes other than income  . . . . . .            5,760                                   (243)  (c)      5,517
   Exploration  . . . . . . . . . . . .            4,826                                                   4,826
   Impairment . . . . . . . . . . . . .            1,822                                                   1,822
                                             -----------        -----------        ------------       ----------
      Total costs and expenses  . . . .           75,121              4,168              (6,682)          72,607
                                             -----------        -----------        ------------       ----------

INCOME (LOSS) FROM OPERATIONS . . . . .            6,813              3,345             (13,162)          (3,004)

Other expense, net  . . . . . . . . . .           (5,336)            (1,120)  (b)         3,013   (e)     (3,443)
                                             -----------        -----------        ------------       ----------

INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEM  . . . . . . . . .            1,477              2,225             (10,149)          (6,447)

Preferred stock dividends . . . . . . .           (1,800)                                                 (1,800)
                                             -----------        -----------        ------------       ----------

INCOME (LOSS) TO COMMON STOCK BEFORE
   EXTRAORDINARY ITEM . . . . . . . . .      $      (323)       $     2,225        $    (10,149)      $   (8,247)
                                             ===========        ===========        ============       ==========

LOSS BEFORE EXTRAORDINARY ITEM PER
   COMMON SHARE:
   Primary and fully diluted  . . . . .      $     (0.03)                                             $    (0.70)
                                             ===========                                              ==========

NUMBER OF COMMON AND EQUIVALENT SHARES:
   Primary and fully diluted  . . . . .           11,812                                                  11,812
                                             ===========                                              ==========


(a) To reflect the results of operations related to the interests in oil and gas properties that were acquired by American in the March Acquisition.
(b) To adjust historical interest expense to reflect the $14.0 million increase in outstanding bank debt related to the March Acquisition assuming an annual interest rate of 8% based on the Company's weighted average interest rate on its outstanding bank debt.
(c) To reflect the impact of the 1995 Transactions on American's results of operations.
(d)   To eliminate the nonrecurring gain on the sale of the Sawyer Field.
(e) To adjust historical interest expense to reflect the repayment of $62.5 million of outstanding bank debt using the proceeds from the sale of the Sawyer Field and assuming an annual interest rate of 8% based on the Company's weighted average interest rate on its outstanding bank debt.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        AMERICAN EXPLORATION COMPANY




Date:   September 27 , 1996            By:   /s/ CINDY L. GEROW
                                             ------------------------------
                                             Cindy L. Gerow
                                             Vice President and Controller





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